Exhibit 1.1

FORM OF UNDERWRITING AGREEMENT

[●] Shares

ConversionPoint Holdings, Inc.

Common Stock

[●], 2019

Oppenheimer & Co. Inc.

as Representative of the several

Underwriters named in Schedule I hereto

c/o Oppenheimer & Co. Inc.

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

ConversionPoint Holdings, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the “Underwriters”), for whom you are acting as representative (the “Representative”), an aggregate of [●] shares (the “Firm Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”). The respective amounts of the Firm Shares to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto. In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional [●] shares (the “Option Shares”) of Common Stock from the Company. The Firm Shares and the Option Shares are collectively called the “Shares.” The shares of Common Stock of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock.”

The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”) a Registration Statement (as hereinafter defined) on Form S-1, including a preliminary prospectus relating to the Shares, and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof) and of the related Preliminary Prospectus (as hereinafter defined) have heretofore been delivered by the Company to you. The term “Preliminary Prospectus” means any preliminary prospectus included at any time as a part of the Registration Statement or filed with the Commission by the Company pursuant to Rule 424(a) of the Rules. The term “Registration Statement” as used in this Agreement means the initial registration statement on Form S-1 (No. 333-230862) (including all exhibits and financial schedules), as amended at the time and on the date it becomes effective (the “Effective Date”), including the information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules. If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term “Prospectus” as used in this Agreement means the prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A of the Rules is relied on, the term Prospectus shall also include the final prospectus filed with the Commission pursuant to and within the time limits described in Rule 424(b) of the Rules.

The Company understands that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Registration Statement, the General Disclosure Package and the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representative deems advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus and each Issuer Free Writing Prospectus (as hereinafter defined) and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

The Company further understands that the Underwriters propose to offer and sell the Shares in one or more of the provinces of Canada to Canadian purchasers who are “accredited investors” (as defined in National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”) of the Canadian Securities Administrators or, in Ontario, section 73.3 of the Securities Act (Ontario) in reliance on the “accredited investor exemption” from the prospectus requirements of Canadian Securities Laws (as hereinafter defined) provided for in section 2.3 of NI 45-106 or, in Ontario, subsection 73.3(2) of the Securities Act (Ontario) (the “Canadian Private Placement”). The Company has prepared a preliminary Canadian offering memorandum dated April [29], 2019 (the “Preliminary Canadian Wrapper”) and will prepare a final Canadian offering memorandum (the “Final Canadian Wrapper” and, together with the Preliminary Canadian Wrapper, the “Canadian Wrappers”). Copies of the Preliminary Canadian Wrapper have heretofore been delivered by the Company to GMP Securities L.P. The Company hereby confirms that GMP Securities L.P. has been authorized to distribute or cause to be distributed the Preliminary Canadian Wrapper and is authorized to distribute or cause to be distributed the Final Canadian Wrapper (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to GMP Securities L.P.), in each case in connection with the offer and sale of Shares pursuant to the Canadian Private Placement. As used in this Agreement, “Canadian Securities Laws” means applicable securities laws of the provinces of Canada and the respective regulation and rules under such laws together with the applicable published rules, policy statements, blanket ruling and orders, instruments and notices of the regulatory authorities in such provinces (collectively, “Canadian Securities Laws”).

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Prior to the date hereof, the Company (as ConversionPoint Holdings, Inc.) filed a registration statement on Form S-4 (the “S-4”) containing a joint proxy statement/prospectus relating to, among other things, the acquisition of Inuvo, Inc., a Nevada corporation (“Inuvo”), and ConversionPoint Technologies, Inc., a Delaware corporation (“CPT”) by the Company (collectively, the “Mergers”). The S-4 was declared effective by the Commission on April 9, 2019, and the stockholders of Inuvo and CPT voted at a special meeting on May 8, 2019 to approve the Agreement and Plan of Merger relating to the Mergers. This offering is conditioned upon the closing of the Mergers, and the completion of the Mergers is conditioned upon, among other things, the Company receiving at least $36.0 million in gross proceeds from a financing transaction. Each of Inuvo and CPT will become a wholly-owned subsidiary of the Company. Therefore, references to the subsidiaries of the Company in this Agreement include all of the existing subsidiaries of the Company, CPT and Inuvo. For the avoidance of doubt, all of the Company’s subsidiaries after the Mergers, including CPT, Push Holdings, LLC (“Push”), SellPoints, Inc. (“SellPoints”), Inuvo, NetSeer, Inc. and any and all of their subsidiaries are all considered subsidiaries of the Company for purposes of this Agreement.

1.       Sale, Purchase, Delivery and Payment for the Shares. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a)       The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[●] per share (the “Initial Price”), the number of Firm Shares set forth opposite the name of such Underwriter under the column “Number of Firm Shares to be Purchased from the Company” on Schedule I to this Agreement, subject to adjustment in accordance with Section 7 hereof.

(b)       The Company hereby grants to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares at the Initial Price. The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representative to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. Such option may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and from time to time thereafter within 30 days after the date of this Agreement, in each case upon written, facsimile or telegraphic notice, or verbal or telephonic notice confirmed by written, facsimile or telegraphic notice, by the Representative to the Company no later than 12:00 noon, New York City time, at least two business days before each Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

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(c)       Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the offices of White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020, at 10:00 a.m., New York City time, on the second business day following the date of this Agreement or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representative (such time and date of delivery and payment are called the “Firm Shares Closing Date”). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price, and delivery of the certificates, for such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each date of delivery as specified in the notice from the Representative to the Company (each such time and date of delivery and payment are called an “Option Shares Closing Date”). The Firm Shares Closing Date and any Option Shares Closing Date are called, individually, a “Closing Date” and, together, the “Closing Dates.”

(d)       Payment shall be made to the Company by wire transfer of immediately available funds or by certified or official bank check or checks payable in New York Clearing House (same day) funds drawn to the order of the Company, against delivery of the respective certificates to the Representative for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them.

(e)       Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representative shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section 1(b) and shall be delivered by or on behalf of the Company to the Representative. The Company will cause the certificates representing the Shares to be made available for checking and packaging, at such place as is designated by the Representative, on the full business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).

2.       Representations and Warranties of the Company and Subsidiaries. The Company and each of its subsidiaries represent and warrant to each Underwriter as of the date hereof, as of the Firm Shares Closing Date and as of each Option Shares Closing Date (if any), as follows:

(a)       On the Effective Date, the Registration Statement complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration Statement becomes effective, the date any supplement or amendment to the Prospectus is filed with the Commission and each Closing Date, the Registration Statement, the General Disclosure Package and the Prospectus (and any amendment thereof or supplement thereto) complies or will comply with the requirements of the Securities Act and the Rules and the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder. The Registration Statement, General Disclosure Package and Prospectus did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date and the other dates referred to above neither the Registration Statement, the General Disclosure Package nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If applicable, each Preliminary Prospectus, the General Disclosure Package and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Notwithstanding the foregoing, none of the representations and warranties in this paragraph 2(a) shall apply to statements in, or omissions from, the Registration Statement, any Preliminary Prospectus or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representative on behalf of the several Underwriters specifically for use in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representative on behalf of the several Underwriters for use in the Registration Statement, any Preliminary Prospectus or the Prospectus is the concession amount contained in the second sentence of the fifth paragraph under the caption “Underwriting” in the Prospectus (collectively, the “Underwriter Information”).

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(b)        As of the Applicable Time (as hereinafter defined), none of (i) the Statutory Prospectus (as defined herein) and any other information set forth on Schedule III(a) hereto (collectively, the “General Disclosure Package”), (ii) any individual Issuer Free Writing Prospectus when considered together with the General Disclosure Package, and (iii) any individual Written Testing-the Waters Communication (as defined herein), when considered together with the General Disclosure Package, included, includes or will include any untrue statement of a material fact or omitted, omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions in the General Disclosure Package made in reliance upon and in conformity with the Underwriter Information.

Each Issuer Free Writing Prospectus (as hereinafter defined), including any electronic road show (including without limitation any “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act) (each, a “Road Show”) (i) is identified in Schedule III(b) hereto and (ii) complied when issued, and complies, in all material respects with the requirements of the Securities Act and the Rules and the Exchange Act and the rules and regulations of the Commission thereunder. The Company has made at least one version of the Road Show available without restriction by means of graphic communication to any person, including any potential investor in the Shares (and if there is more than one version of a Road Show for the Offering that is a written communication, the version available without restriction was made available no later than the other versions).

As used in this Section and elsewhere in this Agreement:

“Applicable Time” means [●]:00 [a]/[p]m (Eastern time) on the date of this Underwriting Agreement.

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“Statutory Prospectus” as of any time means the Preliminary Prospectus relating to the Shares that is included in the Registration Statement immediately prior to the Applicable Time.

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares, including, without limitation, each Road Show.

(c)       The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any “free writing prospectus”, as defined in Rule 405 under the Rules, has been issued by the Commission and no proceedings for that purpose have been instituted or are threatened under the Securities Act. No cease trade order has been issued by any Canadian securities regulatory authority under Canadian Securities Laws suspending or preventing the offer and sale of the Shares pursuant to the Canadian Private Placement, and no proceedings for that purpose have been instituted or are threatened under Canadian Securities Laws. Any required filing of any Preliminary Prospectus and/or the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b). Any material required to be filed by the Company pursuant to Rule 433(d) or Rule 163(b)(2) of the Rules has been or will be made in the manner and within the time period required by such Rules.

(d)       Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus.

If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances, not misleading, the Company has promptly notified or will promptly notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

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(e)       The financial statements of the Company and its subsidiaries (including all notes and schedules thereto) included in the Registration Statement, the General Disclosure Package and Prospectus (including the financial statements of Push, SellPoints and Inuvo) (the “Company Financial Statements”) comply with the applicable requirements of the Securities Act and the related rules and regulations thereof; present fairly the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; and such financial statements, related schedules and notes thereto, and any unaudited financial information filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus have been prepared in conformity with generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved. The Selected Historical Consolidated Financial Data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Registration Statement, the General Disclosure Package and the Prospectus and other financial information. The unaudited pro forma combined condensed consolidated financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and are set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The pro forma adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data.

(f)       Squar Milner LLP, whose reports are filed with the Commission as a part of the Registration Statement, the General Disclosure Package and the Prospectus is an independent registered public accounting firm as required by the Securities Act and the Rules.

(g)       Mayer Hoffman McCann P.C., whose reports are filed with the Commission as a part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Rules.

(h)       Frank Rimerman & Co., LLP, whose reports are filed with the Commission as a part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Rules. Squar Milner, LLP, Mayer Hoffman McCann P.C. and Frank Rimerman & Co., LLP are collectively referred to as the “Auditors.”

(i)       The Company and each of its subsidiaries, including each entity (corporation, partnership, joint venture, association or other business organization) controlled directly or indirectly by the Company, including CPT, Push, SellPoints and Inuvo (each, a “subsidiary”), is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization and each such entity has all requisite power and authority to carry on its business as is currently being conducted as described in the Registration Statement, the General Disclosure Package and the Prospectus, and to own, lease and operate its properties. All of the issued shares of capital stock of, or other ownership interests in, each subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned, directly or indirectly, by the Company, free and clear of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever. The Company and each of its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or entity in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. The Company does not own, lease or license any asset or property or conduct any business outside the United States of America.

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(j)       The Company and each of its subsidiaries has all requisite corporate or limited liability company power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its subsidiaries has fulfilled and performed in all material respects all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder. Except as may be required under the Securities Act and state and foreign Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Shares.

(k)       At (i) the time of filing the Registration Statement, (ii) the date hereof, and (iii) each Closing Date, the Company was not, is not and will not be an “ineligible issuer,” as defined in Rule 405 of the Rules, including (but not limited to) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Rules.

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(l)       The Company and each subsidiary: (i) owns or possesses valid and adequate rights to use any and all patents and patent applications; trademarks, service marks, domain names, social media accounts and identifiers, trade names, brand names, trademark registrations, service mark registrations, and all goodwill arising from the foregoing; rights of publicity; copyrights, works of authorship, software, data, databases, systems, and technology; licenses, formulae, customer lists, know-how, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures; and all other intellectual, industrial, or proprietary property or rights (collectively, “Intellectual Property”) used in or necessary for the conduct of their respective businesses as presently conducted and as described as proposed to be conducted in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, the “Company Intellectual Property”) (provided that the foregoing representation is made to the knowledge of the Company with respect to patent rights and trademarks owned by third parties), and none of the foregoing will be adversely affected by the consummation of the transactions contemplated hereby; and (ii) except as described in the Registration Statement, the General Disclosure Package and the Prospectus, exclusively own free and clear of all Liens all right, title, and interest in and to all Intellectual Property described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned by them or that is otherwise purported to be owned by them (collectively, the “Owned Intellectual Property”). All material registrations and applications for Owned Intellectual Property are subsisting, unexpired and have not been abandoned in any applicable jurisdiction, except for registrations and applications that the Company has decided to abandon or otherwise let lapse in its business judgment. The Company and the subsidiaries have not received any notice of any claim of infringement, misappropriation or violation of the Intellectual Property rights of others that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and subsidiaries have taken reasonable measures consistent with industry standards to protect the confidentiality of their material trade secrets and confidential or proprietary information (including the source code for all material proprietary software). No such material trade secrets or information (including source code) has ever been disclosed or released to any third party (except pursuant to reasonable confidentiality obligations) and, to the Company’s knowledge, no event has occurred, and no circumstances or conditions exist (including the execution of this Agreement or the consummation of the transactions contemplated hereby) that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure or release thereof to a third party. To the Company’s knowledge, all such trade secrets and information (including source code) which has not been patented is and has been kept confidential. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any subsidiary has granted, licensed or assigned to any other person or entity any right to manufacture, have manufactured, assemble, offer to sell, or sell the current products and services of the Company and its subsidiaries or those products and services described in the Registration Statement, the General Disclosure Package and the Prospectus. There is and has been no infringement, misappropriation, or other violation (i) by the Company or any subsidiary (including by the operation of its respective business or its products or services) of any Intellectual Property rights of any third party or (ii) by third parties of any Owned Intellectual Property, except, in each case, as would not reasonably be expected to have a Material Adverse Effect. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim either (x) challenging (A) the Company’s or any subsidiary’s rights in or to any Company Intellectual Property or (B) the validity, enforceability, scope, ownership, or use of any Owned Intellectual Property, or (y) alleging any infringement, misappropriation, or other violation by the Company or any subsidiary of any patent, trademark, copyright, trade secret or other Intellectual Property right of any third party, in the case of (y), that would result in a Material Adverse Effect. None of the Company’s or any subsidiary’s material proprietary software contains, incorporates, includes or is linked to, derived from, embedded with or distributed with any “copyleft” or similar software in any manner that would require that any source code for such material proprietary software to be disclosed, licensed, or distributed to others.

(m)       Except as would not have a Material Adverse Effect, (i) the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and (ii) there has been no security breach or attack or other compromise of or relating to any of the Company’s and its subsidiaries’ IT Systems.

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(n)       The Company and its subsidiaries (A) have operated their respective businesses in a manner compliant with all privacy, data security and data protection laws and regulations applicable to the Company’s and its subsidiaries’ receipt, collection, handling, processing, sharing, transfer, usage, disclosure or storage of all data and information gathered from users, including personally identifiable information, financial data, Internet Protocol addresses, mobile device identifiers and website usage activity (“Personal and Device Data”), (B) have implemented, maintain and are in compliance with policies and procedures designed to ensure the privacy, integrity, security and confidentiality of all Personal and Device Data handled, processed, collected, shared, transferred, used, disclosed and/or stored by the Company or its subsidiaries in connection with the Company’s and its subsidiaries’ operation of their respective businesses, (C) have been and are in compliance with policies and procedures designed to ensure privacy and data protection laws are complied with, (D) have required and do require all third parties to which they provide any Personal and Device Data to maintain the privacy and security of such Personal and Device Data in accordance with Company’s and its subsidiaries’ respective policies and procedures, and (E) have not experienced any security incident that has compromised the privacy and/or security of any Personal and Device Data, except in the case of each of clauses (A), (B), (C), (D) and (E) where the failure to so comply would not have a Material Adverse Effect. Neither the Company nor its subsidiaries have been notified in writing, or have been required by applicable Law or a Governmental Authority to notify in writing, any person of any Personal and Device Data or security-related incident. Neither the Company nor its subsidiaries have received any written notice of any claims, investigations, or alleged violations of law with respect to Personal and Device Data. To the Company’s knowledge, no person has commenced any proceedings relating to the Company or its subsidiaries’ information privacy or data security practices.

(o)       Except as would not have a Material Adverse Effect, the Company and its subsidiaries have implemented, and required of their third party vendors, adequate policies and commercially reasonable security controls regarding the collection, use, disclosure, retention, confidentiality, integrity, and availability of personal and business sensitive information in their possession, custody, or control, or held or processed on their behalf, and regarding the integrity and availability of the information technology the Company and its subsidiaries own, operate, or outsource.

(p)       Neither the Company nor any of its subsidiaries owns any real property. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and each of its subsidiaries has good and marketable title to all other property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, all property held under lease by the Company and its subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are not material and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.

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(q)       Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has not been any event which could have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor its subsidiaries has, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

(r)       Except as would not have a Material Adverse Effect, there is no document, contract or other agreement required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules. Each description of a contract, document or other agreement in the Registration Statement, the General Disclosure Package and the Prospectus accurately reflects in all respects the terms of the underlying contract, document or other agreement. Except as would not have a Material Adverse Effect, each contract, document or other agreement described in the Registration Statement, the General Disclosure Package and the Prospectus or listed in the Exhibits to the Registration Statement is in full force and effect and is valid and enforceable by and against the Company or its subsidiaries, as the case may be, in accordance with its terms. Neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or its subsidiary, if a subsidiary is a party thereto, of any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which Company or its properties or business or a subsidiary or its properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

(s)       The statistical and market related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

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(t)       Neither the Company nor any subsidiary (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time, or both, would constitute a default under, or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever, upon, any property or assets of the Company or any subsidiary pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clauses (ii) and (iii) above) for violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(u)       This Agreement has been duly authorized, executed and delivered by the Company.

(v)       The execution, delivery and performance of this Agreement by the Company, and the consummation of any of the transactions contemplated under this Agreement (including, without limitation, the issuance and sale by the Company of the Shares) will not give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or violate any provision of the charter or by-laws of the Company or any of its subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.

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(w)       The Company has authorized and outstanding capital stock as set forth under the caption “Capitalization” in the Registration Statement, the General Disclosure Package and the Prospectus. The certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company. All of the issued and outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or any of its subsidiaries or any such rights pursuant to its Certificate of Incorporation or by-laws or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound. The Shares, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any of its subsidiaries or any security convertible into, or exercisable or exchangeable for, such stock. The exercise price of each option to acquire Common Stock (each, a “Company Stock Option”) is no less than the fair market value of a share of Common Stock as determined on the date of grant of such Company Stock Option. All grants of Company Stock Options were validly issued and properly approved by the Board of Directors of the Company in material compliance with all applicable laws and the terms of the plans under which such Company Stock Options were issued and were recorded on the Company Financial Statements, in accordance with GAAP, and no such grants involved any “back dating”, “forward dating,” “spring loading” or similar practices with respect to the effective date of grant. The Common Stock, the Shares and the Stock conform in all material respects to all statements in relation thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus. All outstanding shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims, other than those described in the Registration Statement, the General Disclosure Package and the Prospectus.

(x)       No holder of any security of the Company has any right, which has not been waived, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder for a period of 180 days after the date of this Agreement. Each director and executive officer of the Company and each stockholder of the Company listed on Schedule II hereto has delivered to the Representative his enforceable written lock-up agreement substantially in the form attached to this Agreement as Exhibit A hereto (the “Lock-Up Agreement”).

(y)       Except as would not have a Material Adverse Effect, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries could individually or in the aggregate have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(z)       All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company.

(aa)        Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company or its subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company.

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(bb)        No transaction has occurred between or among the Company and any of its officers or directors, shareholders or any affiliate or affiliates of any such officer or director or shareholder that is required to be described in and is not described in the Registration Statement, the General Disclosure Package and the Prospectus.

(cc)        The Company has not taken, nor will it take, directly or indirectly, any action designed to or which would reasonably be expected to cause or result in, or which has constituted or which would reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Shares.

(dd)        The Company and each of its subsidiaries has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects, or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due and are not being contested in good faith, except where such failure to file or pay would result in a Material Adverse Effect. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company or any of its subsidiaries.

(ee)        The Shares have been duly authorized for quotation on the National Association of Securities Dealers Automated Quotation (“Nasdaq”) Capital Market System, subject to official Notice of Issuance. A registration statement has been filed on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statement complies in all material respects with the Exchange Act.

(ff)        The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the quotation of the Common Stock on The Nasdaq Capital Market, nor has the Company received any notification that the Commission or the Nasdaq Capital Market is contemplating terminating such registration or quotation.

(gg)       The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in all material respects, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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(hh)        The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which: (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are required to be prepared; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures at the end of the periods in which the periodic reports are required to be prepared; and (iii) except as described in the Registration Statement, the General Disclosure Package and the Prospectus, are effective in all material respects to perform the functions for which they were established.

(ii)       Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any material weakness or significant deficiency in the design or operation of internal controls which could adversely affect the Company’s or its subsidiaries’ ability to record, process, summarize and report financial data or any material weaknesses in internal controls, other than as described in the Registration Statement, the General Disclosure Package and the Prospectus; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.

(jj)        Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, the Auditors have not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(kk)        Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(ll)        The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Nasdaq Rule 5605 and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Nasdaq Rule 5605. The audit committee has reviewed the adequacy of its charter within the past twelve months.

(mm)        There is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including, without limitation, Section 402 related to loans.

(nn)        The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Registration Statement, the General Disclosure Package and the Prospectus; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or the Company’s or its subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost.

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(oo)       All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its counsel, officers and directors in connection with the offering of the Shares is true, complete and correct in all material respects and compliant with the rules of the Financial Industry Regulatory Authority (“FINRA”) and, to the Company’s knowledge, any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct in all material respects.

(pp)        There are no affiliations with FINRA among the Company’s officers, directors or, to the best of the knowledge of the Company, any five percent or greater stockholder of the Company, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(qq)        Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement or, to the Company’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriters’ compensation.

(rr)        (i) The Company and each of its subsidiaries is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Law”) which are applicable to its business; (ii) neither the Company nor its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and each of its subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval; (iv) to the Company’s knowledge, no facts currently exist that will require the Company or any of its subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company or its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA 1980”) or otherwise designated as a contaminated site under applicable state or local law. Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the CERCLA 1980.

(ss)        In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

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(tt)        The Company is not and, after giving effect to the offering and sale of the Shares and the application of proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(uu)        Neither the Company, nor to the knowledge of, any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries, has, directly or indirectly, while acting on behalf of the Company or its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(vv)        The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of it subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.

(ww)        None of the Company nor any of its subsidiaries nor, to the knowledge of the Company, any officer, director, agent, employee, affiliate or any person acting on behalf of the Company or any of its subsidiaries is or, in the past five years, has been (A) engaged in any services (including financial services), transfers of goods, software, or technology, or any other business activity related to (i) Cuba, Iran, North Korea, Sudan, Syria or the Crimea region of Ukraine claimed by Russia (“Sanctioned Countries”), (ii) the government of any Sanctioned Country, (iii) any person, entity or organization located in, resident in, formed under the laws of, or owned or controlled by the government of, any Sanctioned Country, or (iv) any person, entity or organization made subject or target of any sanctions administered or enforced by the United States Government (including the U.S. Department of the Treasury, Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) and the U.S. Department of State), including, without limitation, the list of Specially Designated Nationals (“SDN List”) of OFAC, or by the United Nations Security Council, the European Union, Her Majesty’s Treasury-UK, or other relevant sanctions authority (collectively, “Sanctions”) and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC; (B) engaged in any transfers of goods, technologies or services (including financial services) that may assist the governments of Sanctioned Countries or facilitate money laundering or other activities proscribed by United States laws, rules or regulations; (C) is a person, entity or organization currently the subject of any Sanctions; or (D) located, organized or resident in any Sanctioned Country.

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(xx)       Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(yy)        Except as would not have a Material Adverse Effect, the Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in 12 ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company could have any liability.

(zz)        None of the Company, its directors or its officers has distributed nor will distribute prior to the later of (i) the Firm Shares Closing Date, or any Option Shares Closing Date, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act and consistent with Section 4(d) below.

(aaa)        Since the date of the initial filing of the Registration Statement (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication (as defined herein)) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(bbb)        The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (b) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

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(ccc)        The Company is not a “reporting issuer” under Canadian Securities Laws.

(ddd)        The Company is a “foreign issuer” as such term is defined in Section 2.15 of National Instrument 45-102 – Resale of Securities, section 2.8 of Ontario Securities Commission Rule 72-502 – Distributions Outside Canada and Alberta Securities Commission Blanket Order 45-519 – Prospectus Exemptions for Resale Outside of Canada.

3.       Conditions of the Underwriters’ Obligations. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

(a)       The consummation and completion of the Mergers contemporaneously on, or immediately prior to, the Closing Date.

(b)       Notification that the Registration Statement has become effective shall have been received by the Representative and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement and any material required to be filed by the Company pursuant to Rule 433(d) of the Rules shall have been timely filed with the Commission in accordance with such rule.

(c)        No order preventing or suspending the use of any Preliminary Prospectus, the General Disclosure Package, the Prospectus or any “free writing prospectus” (as defined in Rule 405 of the Rules), shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement, the General Disclosure Package or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representative. If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A.

(d)       The representations and warranties of the Company and its subsidiaries contained in this Agreement and in the certificates delivered pursuant to Section 3(e) shall be true and correct when made and on and as of each Closing Date as if made on such date. The Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by them at or before such Closing Date.

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(e)       The Representative shall have received on each Closing Date a certificate, addressed to the Representative and dated such Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that: (i) the representations, warranties and agreements of the Company and its subsidiaries in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein; (iii) they have carefully examined the Registration Statement, the Prospectus, the General Disclosure Package, and any individual Issuer Free Writing Prospectus and, in their opinion (A) as of the Effective Date the Registration Statement and Prospectus did not include, and as of the Applicable Time, neither (i) the General Disclosure Package, nor (ii) any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included, any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement, the General Disclosure Package or the Prospectus; (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no cease trade order preventing or suspending the offer and sale of the Shares pursuant to the Canadian Private Placement and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act or Canadian Securities Laws, as applicable, and (v) there has not occurred any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or prospects of the Company and its subsidiaries considered as a whole.

(f)       The Representative shall have received: (i) simultaneously with the execution of this Agreement signed letters from each of the Auditors addressed to the Representative and dated the date of this Agreement, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the General Disclosure Package, and (ii) on each Closing Date, signed letters from each of the Auditors addressed to the Representative and dated the date of such Closing Date(s), in form and substance reasonably satisfactory to the Representative containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(g)       The Representative shall have received on the date hereof and on each Closing Date from the Chief Financial Officer of the Company with respect to certain financial data contained in the Registration Statement and the General Disclosure Package, providing “management comfort” with respect to such information to the extent the Auditors are unable to provide such comfort, in form and substance previously agreed upon and satisfactory to the Representative and its counsel.

(h)       The Representative shall have received on each Closing Date from Troutman Sanders LLP, counsel for the Company, an opinion and negative assurance letter, addressed to the Representative and dated such Closing Date, in form and substance previously agreed upon and satisfactory to the Representative and its counsel.

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(i)       The Representative shall have received on each Closing Date from intellectual property counsel for Inuvo, an intellectual property opinion, addressed to the Representative and dated such Closing Date, in form and substance previously agreed upon and satisfactory to the Representative and its counsel.

(j)       GMP Securities L.P. shall have received on each Closing Date from Wildeboer Dellelce LLP, Canadian counsel for the Company, an opinion, addressed to GMP Securities L.P. and dated such Closing Date, in respect of the Canadian Private Placement, in the form of Exhibit B hereof.

(k)       The Representative shall have received on each Closing Date from White & Case LLP, U.S. counsel for the Representative, an opinion and negative assurance statement, addressed to the Representative and dated such Closing Date, in form and substance reasonably satisfactory to the Representative.

(l)       All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representative, and its counsel.

(m)       The Representative shall have received copies of the Lock-up Agreements executed by each entity or person listed on Schedule II hereto. In the event that Oppenheimer & Co. Inc., in its sole discretion, agrees to release or waive any restriction set forth in a Lock-Up Agreement for an officer or director of the Company, and provides the Company with notice of the impending release or waiver at least three business days before the effective date of such release or waiver (which release or waiver shall be substantially in the Form found at Exhibit A-1 hereto, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit A-2 hereto through a major news service at least two business days before the effective date of the release or waiver. A “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

(n)       The Shares shall have been approved for quotation on the Nasdaq Capital Market, subject only to official notice of issuance.

(o)       The Representative shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus, the General Disclosure Package and the Prospectus, (i) there shall not have been any material change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement, the Statutory Prospectus, the General Disclosure Package and the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the assets, properties, condition (financial or otherwise), or in the results of operations, business affairs or business prospects of the Company or its subsidiaries considered as a whole that makes it impractical or inadvisable in the Representative’s judgment to proceed with the purchase or offering of the Shares as contemplated hereby.

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(p)       On the Firm Shares Closing Date, FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and agreements in connection with the offering of the Shares.

(q)       The Company shall have furnished or caused to be furnished to the Representative such further certificates or documents as the Representative shall have reasonably requested.

4. Covenants and other Agreements of the Company and the Underwriters.

(a)	The Company covenants and agrees as follows:

(i)       The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. The Company shall prepare the Prospectus in a form approved by the Representative and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 433(d) or 163(b)(2), as the case may be.

(ii)       The Company shall promptly advise the Representative in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any amendment to any Preliminary Prospectus or the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement, any Preliminary Prospectus or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or any “free writing prospectus”, as defined in Rule 405 of the Rules, or the institution or threatening of any proceeding for that purpose, (D) of the issuance by any Canadian securities regulatory authority of a cease trade order under Canadian Securities Laws preventing or suspending the offer and sale of the Shares pursuant to the Canadian Private Placement, or the institution or threatening of any proceeding for that purpose and (E)of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus unless the Company has furnished the Representative a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representative reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order or cease trade order and, if issued, to obtain as soon as possible the withdrawal thereof.

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(iii)       If, at any time when a prospectus relating to the Shares (or, in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 4(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

(iv)       If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus or would include an untrue statement of a material fact or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(v)       The Company shall make generally available to its security holders and to the Representative as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company’s fiscal year), an earning statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

(vi)       The Company shall furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representative may reasonably request. If applicable, the copies of the Registration Statement, preliminary prospectus, any Issuer Free Writing Prospectus and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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(vii)       The Company shall cooperate with the Representative and their counsel in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Representative may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

(viii)       The Company, during the period when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

(ix)       Without the prior written consent of Oppenheimer & Co. Inc., for a period of 180 days after the date of this Agreement, the Company and each of its individual directors and executive officers shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for the issuance of the Shares pursuant to the Registration Statement and the issuance of shares pursuant to the Company’s existing stock option plan or bonus plan as described in the Registration Statement and the Prospectus. In the event that during this period, (A) any shares are issued pursuant to the Company’s existing stock option plan or bonus plan that are exercisable during such 180 day period or (B) any registration is effected on Form S-8 or on any successor form relating to shares that are exercisable during such 180 period, the Company shall obtain the written agreement of such grantee or purchaser or holder of such registered securities that, for a period of 180 days after the date of this Agreement, such person will not, without the prior written consent of Oppenheimer & Co. Inc., offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for any shares of Common Stock) owned by such person. Notwithstanding the foregoing, the Company represents and warrants that each such grantee or purchaser or holder of such registered securities shall be subject to similar lockup restrictions as set forth on Exhibit A attached hereto and the Company shall enforce such rights and impose stop-transfer restrictions on any such sale or other transfer or disposition of such shares until the end of the applicable period.

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(x)       On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by The Nasdaq Capital Market (including any required registration under the Exchange Act).

(xi)       Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Shares without the prior written consent of the Representative unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

(xii)       The Company will apply the net proceeds from the offering of the Shares in the manner set forth under “Use of Proceeds” in the General Disclosure Package and the Prospectus.

(xiii)       The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Securities Act and (b) completion of the 180-day restricted period referred to in Section 4(a)(ix) hereof.

(xiv)       If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

The Company agrees to pay, or reimburse if paid by the Representative, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, reproduction filing and distribution of the Registration Statement including all exhibits thereto, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, the Canadian Wrappers, all amendments and supplements thereto, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Underwriters; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 4(a)(vii), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representative and to the Underwriters of copies of each Preliminary Prospectus, the Prospectus, the Canadian Wrappers, and all amendments or supplements to the Prospectus, any Issuer Free Writing Prospectus, the Final Canadian Wrapper, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of FINRA in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Underwriters in connection with such review; (vi) all expenses payable in connection with the filing of any exempt distribution report under NI 45-106 with the relevant Canadian securities regulatory authority; (vii) inclusion of the Shares for quotation on The Nasdaq Capital Market; (viii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters; and (ix) the fees and expenses incident to the performance of the obligations of the Underwriters (including reasonable fees and expenses of counsel for the Underwriters).

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(c)       The Company shall, within the prescribed time period, file, or cause to be filed, with the relevant securities regulatory authority in each province of Canada in which sales of Shares are made by the Underwriters pursuant to the Canadian Private Placement a report of exempt distribution under NI 45-106 and shall pay, or cause to be paid, the applicable filing fees and, where required under applicable Canadian Securities Laws, shall deliver to the relevant securities regulatory authority a copy of the Final Canadian Wrapper.

(d)       The Company acknowledges and agrees that each of the Underwriters has acted and is acting solely in the capacity of a principal in an arm’s length transaction between the Company, on the one hand, and the Underwriters, on the other hand, with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor, agent or fiduciary to the Company or any other person. Additionally, the Company acknowledges and agrees that the Underwriters have not advised and will not advise the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or any other person with respect thereto, whether arising prior to or after the date hereof. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions have been and will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary duty to the Company or any other person in connection with any such transaction or the process leading thereto.

(e)       The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions set forth in Rule 433 of the Rules to avoid a requirement to file with the Commission any Road Show.

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5.       Indemnification

(a)       The Company and its subsidiaries, agree to indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal, state or provincial law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any “issuer-information” filed or required to be filed pursuant to Rule 433(d) of the Rules, any amendment thereof or supplement thereto, any Written Testing-the-Waters Communication, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter referred to as a “Blue Sky Application”) or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of or are based upon the Final Canadian Wrapper containing or being alleged to contain a “misrepresentation” (as defined in applicable Canadian Securities Laws); provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement, the Prospectus, the Statutory Prospectus, any Issuer Free Writing Prospectus or such amendment or supplement thereto, any Written Testing-the-Waters Communication, or in any Blue Sky Application or such “misrepresentation” (as defined in applicable Canadian Securities Laws) was contained or alleged to be contained in the Final Canadian Wrapper in reliance upon and in conformity with the Underwriter Information. This indemnity agreement will be in addition to any liability which the Company and its subsidiaries may otherwise have.

(b)       Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of or are based upon the Final Canadian Wrapper containing or being alleged to contain a “misrepresentation” (as defined in applicable Canadian Securities Laws), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Statutory Prospectus or the Prospectus or any such amendment or supplement in reliance upon and in conformity with the Underwriter Information (or such “misrepresentation” or alleged “misrepresentation” (as defined in applicable Canadian Securities Laws) was made in the Final Canadian Wrapper or in any amendment or supplement thereto in reliance upon and in conformity with the Underwriter Information); provided, however, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of the underwriting discount and commissions applicable to the Shares to be purchased by such Underwriter hereunder.

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(c)       Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 5(a) or 5(b) shall be available to any party who shall fail to give notice as provided in this Section 5(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

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6.       Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 5(a) or 5(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company and its subsidiaries on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and its subsidiaries on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Company, its subsidiaries and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 6, (i) no Underwriter (except as may be provided in the Agreement Among Underwriters) shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 6. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriter’s obligations to contribute pursuant to this Section 6 are several in proportion to their respective underwriting commitments and not joint.

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7.       Termination.

(a)       This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Representative by notifying the Company at any time at or before a Closing Date in the absolute discretion of the Representative if: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representative, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States or Canada is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (ii) there has occurred any outbreak or material escalation of hostilities or acts of terrorism or other calamity or crisis the effect of which on the financial markets of the United States or Canada is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (iii) trading in the Shares or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc., the NYSE American or The Nasdaq Stock Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; or (iv) a banking moratorium has been declared by any state or Federal authority; or (v) in the judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business.

(b)       If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company, except that (y) if this Agreement is terminated by the Representative or the Underwriters because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company, or to the other Underwriters for damages occasioned by its failure or refusal.

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8.       Substitution of Underwriters. If any Underwriter shall default in its obligation to purchase on any Closing Date the Shares agreed to be purchased hereunder on such Closing Date, the Representative shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase such Shares on the terms contained herein. If, however, the Representative shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Shares on such terms. If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of Shares which remains unpurchased on such Closing Date does not exceed one-eleventh of the aggregate number of all the Shares that all the Underwriters are obligated to purchase on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default. In any such case, either the Representative or the Company shall have the right to postpone the applicable Closing Date for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus or any other documents), and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Company and the Underwriters and their counsel may thereby be made necessary.

If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of such Shares which remains unpurchased exceeds 10% of the aggregate number of all the Shares to be purchased at such date, then this Agreement, or, with respect to a Closing Date which occurs after the First Closing Date, the obligations of the Underwriters to purchase and of the Company, as the case may be, to sell the Option Shares to be purchased and sold on such date, shall terminate, without liability on the part of any non-defaulting Underwriter to the Company, and without liability on the part of the Company, except as provided in Sections 4(b), 5, 6 and 7. The provisions of this Section 8 shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 8 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

9.       Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or any of their respective officers, directors or controlling persons referred to in Sections 5 and 6 hereof, and shall survive delivery of and payment for the Shares. In addition, the provisions of Sections 5(b), 6, 7 and 8 shall survive the termination or cancellation of this Agreement.

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This Agreement has been and is made for the benefit of the Underwriters, the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representative, c/o Oppenheimer & Co. Inc., 85 Broad Street, New York, New York 10004 Attention: Equity Capital Markets, with a copy to Oppenheimer & Co. Inc., 85 Broad Street, New York, New York 10004 Attention: General Counsel, and to White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020 Attention: Stuart Bressman and (b) if to the Company, to its agent for service as such agent’s address appears on the cover page of the Registration Statement with a copy to Troutman Sanders LLP, 5 Park Plaza, Irvine, California 92614Attention: Larry A. Cerutti .

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours,

ConversionPoint Holdings, Inc.

By
Title:

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Confirmed:

OPPENHEIMER & CO. INC.

Acting severally on behalf of itself
and as representative of the several
Underwriters named in Schedule I annexed
hereto.

By OPPENHEIMER & CO. INC.

By
Title:

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SCHEDULE I

Name	Number of Firm Shares to Be Purchased	Number of Option Shares to Be Purchased

Oppenheimer & Co. Inc.
GMP Securities L.P.
D.A. Davidson & Co.

Total

Sch I - 1

SCHEDULE II

Lock-up Signatories

[To come.]

Sch II - 1

SCHEDULE III

(a)	Information other than the Statutory Prospectus that comprise the General Disclosure Package

(i)	[Issuer Free Writing Prospectuses included in the General Disclosure Package]; and

(ii)	Pricing Information Provided Orally by the Underwriters, which consists of:

•	The initial public offering price per share for the Shares is $[●]; and

•	The aggregate number of Shares purchased by the Underwriters is [●].

(b)	Issuer Free Writing Prospectuses not included in the General Disclosure Package

[None.]

Exhibit A

FORM OF LOCK-UP AGREEMENT

April        , 2019

Oppenheimer & Co. Inc.

As Representative of the Several Underwriters

c/o Oppenheimer & Co. Inc.

85 Broad Street

New York, New York 10004

Re:	Public Offering of ConversionPoint Holdings, Inc.

Ladies and Gentlemen:

The undersigned, a holder of common stock, par value $0.0001 (“Common Stock”), or rights to acquire Common Stock, of ConversionPoint Holdings, Inc. (the “Company”) understands that you, as Representative of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of shares of Common Stock of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to enter into the Underwriting Agreement and to proceed with the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees for the benefit of the Company, you and the other Underwriters that, without the prior written consent of Oppenheimer & Co. Inc. on behalf of the Underwriters, the undersigned will not, during the period ending 180 days (the “Lock-Up Period”) after the date of the prospectus relating to the Public Offering (the “Prospectus”), directly or indirectly (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof or hereafter acquired or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. In addition, the undersigned agrees that, without the prior written consent of Oppenheimer & Co. Inc. on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The foregoing shall not apply to (x) Common Stock to be transferred as a gift or gifts (provided that any donee thereof agrees in writing to be bound by the terms hereof), (y) the sale of the Securities to be sold pursuant to the Prospectus and (y) sales under any 10b-5 plan. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the Offering.

If the undersigned is an officer or director of the Company, (i) Oppenheimer & Co. Inc. agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a proposed transfer of shares of Common Stock by the undersigned, Oppenheimer & Co. Inc. will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Oppenheimer & Co. Inc. hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.

The undersigned, whether or not participating in the Offering, understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

By:
Name:
Title:

Exhibit A-1

Form of Waiver of Lock-up

[Oppenheimer Letterhead]

ConversionPoint Holdings, Inc.
Public Offering of Common Stock

[ ], 20[ ]

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by ConversionPoint Holdings, Inc. (the “Company”) of [●] shares of common stock, $0.0001 par value (the “Common Stock”), of the Company and the lock-up agreement dated [●], 2019 (the “Lock-up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [ ], 2019, with respect to [ ] shares of Common Stock (the “Shares”).

Oppenheimer & Co. Inc. hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [ ], 2019[date to be 3 business days from date of letter]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

OPPENHEIMER & CO. INC.

By:
Name:
Title:

cc: [Company contact]

Exhibit A-2

[Form of Lock Up Waiver/Release Company Press Release]

ConversionPoint Holdings, Inc.
[Date]

ConversionPoint Holdings, Inc. announced today that Oppenheimer & Co. Inc., the lead book-running manager in the Company’s recent public sale of [●] shares of common stock, is [waiving] [releasing] a lock-up restriction with respect to [ ] shares of the Company’s common stock held by [ ], an [officer/director] of the Company. The [waiver] [release] will take effect on [ ], 20[ ], and the related shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit B

FORM OF OPINION OF WILDEBOER DELLELCE LLP, Canadian counsel to the Company

[To come.]